SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2023

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9375 E. Shea Blvd., Suite 107, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 13, 2023, the Board of Directors (the “Board”) of SolarWindow Technologies, Inc. (the “Company”) determined that it is in the best interests of the Company to formally exit South Korea and dissolve its indirect, wholly owned, South Korean domiciled subsidiary, SolarWindow Asia Co., Ltd. (the “Korean Subsidiary”).

Effective as of the Company’s quarterly report of Form 10-Q for the three and nine months ended May 31, 2022, the Company recognized an impairment of the net asset value of all assets held by the Korean Subsidiary of $674,200. The total investment by the Company into the Korean Subsidiary through May 31, 2022 was $1,894,000. The Company has not provided capital to the Korean Subsidiary since May 2, 2022.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       Appointment of Directors or Certain Officers.

On January 13, 2023, the Board elected Mr. Harmel S. Rayat to fill the vacancy created by the resignation of Mr. John Rhee (“Rhee”) and serve as a director of the Board. Mr. Rayat will serve in such position until his successor shall have been elected and qualified or his earlier resignation or removal. Most recently, Mr. Rayat served as a director of the Company from March 15, 2018, to October 1, 2020.

Since the 1990s, Mr. Rayat has provided strategic capital and managerial guidance to a number of entities in various industries, including advertising, biotechnology, news distribution, alternative energy and commercial real estate. Mr. Rayat, a founding shareholder of SolarWindow Technologies, Inc., was invited to join the Board due to his experience in finance, marketing, management, and technology start-ups generally. Mr. Rayat is the President and sole stockholder of Kalen Capital Corporation and Kalen Capital Holdings, LLC, which, collectively, owns 35,638,931 shares of the Company’s common stock, representing 66.99% of the Company’s issued and outstanding common stock. Mr. Rayat also holds a number of positions in, including those of Chief Executive Officer, President and sole director of, RenovaCare, Inc.

Section 8 - Other Events

Item 8.01 Other Events.

As previously reported, on November 29, 2022, the Company filed from 12B-25 (NT 10-K) “Notification of Late Filing” which provides for a fifteen (15) day grace period and extension to December 14, 2022, to file Form 10-K. The extension was filed due to the Company’s inability to obtain information from the management of the Company’s indirect, wholly owned subsidiary, SolarWindow Asia Co. Ltd. (the “Korean Subsidiary”) thus preventing the Company’s auditors from completing their audit procedures for the Company’s Fiscal year ended August 31, 2022 (the “Annual Audit”) as of the Company’s Form 10-K filing deadline on November 29, 2022. Rhee, who at the time was a member of the Board continues to act as the Representative Director of the Korean Subsidiary, notwithstanding the Company’s efforts to remove him. The Company is still attempting to gain access, via the South Korean judicial system, to the books and records of the Korean Subsidiary as needed to complete the Annual Audit and file its Form 10-K for the 2022 fiscal year.

For a more complete discussion please refer to: https://www.sec.gov/ix?doc=/Archives/edgar/data/1071840/000117184322008069/f8k_121422.htm

The Company has since been notified that the BC Securities Commission, on January 10, 2022, has issued a Cease Trade Order as a result of the Company’s failure to file:

1. annual audited financial statements for the year ended August 31, 2022, as required under Part 4 of National Instrument 51-102 Continuous Disclosure Obligations (NI 51-102), and

2. a Form 51-102F1 Management's Discussion and Analysis for the period ended August 31, 2022, as required under Part 5 of NI 51-102, and

3. a Form 51-102F2 Annual Information Form for the year ended August 31, 2022, as required under Part 6 of NI 51-102 (collectively, the required records).

The Order provides that all trading in the securities of the Reporting Issuer cease until:

1. it files the required records, completed in accordance with the Act and rules, and

2. the Executive Director revokes this order as it applies to the Reporting Issuer.

Notwithstanding the Order, a beneficial shareholder of the Reporting Issuer who is not, and was not at the date of this order, an insider or control person of that Reporting Issuer, may sell securities of the Reporting Issuer acquired before the date of this order, if:

1. the sale is made through a market outside Canada, and

2. the sale is made through an investment dealer registered in British Columbia.

The Company intends to explore its rights and obligations with respect to the Cease Trade Order with Canadian Counsel. At the same time the Company continues to move forward on its legal action permitting the removal of the Korean Subsidiary’s directors.

Also, the Company is in the process of exploring interim alternative means of providing its stockholders and the public at large appropriate financial statement information, pending resolution of the issues precluding the Company from obtaining the information and documentation from the Korean Subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on January 19, 2023.

SolarWindow Technologies, Inc.

By:	/s/ Justin Frere
Name:	Justin M. Frere
Title:	Interim Chief Financial Officer